Exhibit 10.2

SERVICES AGREEMENT

THIS SERVICES AGREEMENT (“Agreement”) is made and entered as of December 18, 2023, by and between GTH Corporate Services Limited, a Hong Kong limited liability company (the “Service Provider”) and Kioni Holdings Limited (the “Company”), a Delaware corporation. The Service Provider and the Company hereinafter sometimes referred to as a “Party” and, collectively, as “Parties”.

WITNESSETH:

WHEREAS, the Company wishes to utilize the services of a network of consultants of the Service Provider in connection with its consulting business operations (the "Business"); and

WHEREAS, the Parties desire to enter into this Agreement in order to set forth the terms of their agreement regarding the Company's utilization of the Service Provider's consultants in the Business.

NOW, THEREFORE, in consideration of the following premises and the mutual consents and undertakings herein, each Party agrees as follows:

1.    Engagement. Subject to the terms and conditions of this Agreement, Service Provider hereby agrees to provide the Company with the services of those consultants possessing the technical skills and or qualifications required by Company’s customers, as may be required from case to case (the "Contract Employees"). The Contract Employees shall have the necessary experience and technical expertise to carryout the services to be provided to the Company’s customer, unless otherwise directed by the Service Provider and the Company.

2.    Term. This Agreement shall be for a term of one (1) year (the “Initial Term”). The Initial Term shall be automatically renewed for successive one (1) year period (the “Renewal Term” and together with the Initial Term, the “Term”). Either party may terminate this Agreement at any time by giving one (1) month notice to the other party.

3.    Non-Exclusivity. The Service Provider may enter into subsequent engagements with the Company or any other company or person separate from this Agreement to provide the same or similar services as set forth in this Agreement; provided, however, that such subsequent engagements may not preclude or prevent the Service Provider from performing its duties under this Agreement.

4.    Relationship of the Parties. The parties hereto are independent contractors and nothing in this Agreement creates a joint venture, partnership or relationship of agency between the parties, and except as expressly authorized herein, neither party has any authority to act, make representations, or contract on behalf of the other party.

5.    Fees. The Service Provider shall charge the Company on an hourly basis according to the hourly rates agreed by the Parties, from time to time, to account for each hour that any Contract Employee performs services to the Company or its customers, as the case may be, (the “Fees”). The Service Provider shall require each Contract Employee working on matters for the Company to document the hours worked on such matters and, by the close of business on the last day of each calendar month, to report the total hours worked for the Company during the prior month to the Service Provider and the Company. The Company further agrees to reimburse the Service Provider for all other direct costs or out of pocket expenses incurred in connection with the rendering of such services; provided, that, appropriate documentation of any such expenses and any pre-approval for expenses over US$500 are provided to the Company. The Service Provider shall then present the Company with an invoice for the total Fees on (or the next business day following) the last day of each month, or as otherwise mutually agreed upon by the Company and the Service Provider. The parties agree that fees are to be updated on a semi-annual basis by the Service Provider with the written consent of the Company. Any outstanding Fees shall be payable in arrears within thirty (30) days of terminating this Agreement.

6.    Working Facilities and Expenses. The Service Provider and the Contract Employees shall provide the Services from its own premises. The Contract Employees necessary to discharge the Service Provider’s obligations and responsibilities hereunder shall be employees or consultants of the Service Provider and shall be hired, paid and discharged by the Service Provider in its reasonable discretion and at the Service Provider’s sole expense; provided, however, that if the Company (exercising reasonable judgment, in good faith) shall request the Service Provider to terminate the participation and responsibilities of any Contract Employee in respect of the Company or its customers, then the Service Provider shall effect such termination. The Service Provider shall determine the number of Contract Employees necessary to discharge the Service Provider’s obligations and responsibilities hereunder.

7.    Indemnification. The Company shall indemnify and hold harmless and defend the Service Provider, Contract Employees, its affiliates and any of their respective officers, partners, directors, employees and agents, from and against any and all losses, claims, damages, liabilities expenses (including without limitation, reasonable attorney’s fees payable to counsel of the Service Provider’s choice), judgments, fines, settlements and other amounts arising out of or relating to acts or omissions taken by the Service Provider in good faith while performing the Services for the Company. The Service Provider shall indemnify and hold harmless and defend the Company, its affiliates and any of their respective officers, partners, directors, employees, Contract Employees, and agents from and against any and all losses, claims, damages, liabilities expenses (including without limitation, reasonable attorney’s fees payable to counsel of the Service Provider’s choice), judgments, fines, settlements and other amounts arising out or in violation of any instruction of the Company. Indemnitees shall not be entitled to indemnification under this Section 7 with respect to any claim, issue or matter in respect of which it has committed fraud, willful breach of this Agreement or willful or wanton misconduct.

8.    Confidentiality, Non-Disparagement.

a.    The Service Provider agrees that all information relating to the business and affairs of the Company shall at all times and for all purposes be confidential and held by the Service Provider in confidence and solely for the benefit of the Company.

b.    The Service Provider hereby covenants and warrants that it shall not disclose or furnish to any other person or entity the existence, terms, or conditions of this Agreement, or any information contained herein or obtained as a result hereof which is not specifically a matter of public record, without the prior written consent of the Company.

c.    In the case that the Service Provider or any of the Contract Employees are working at the Company’s premises, other than in the performance of the Service Provider’s duties for the Company, the Service Provider will not remove from the Company’s premises any Company property or confidential information in any form. Upon termination of this Agreement, the Service Provider shall return to the Company all Company property then in the Service Provider’s including in Contract Employees’ possession.

d.    Neither Party shall, directly or indirectly, engage in any conduct or make any statement, whether in commercial or non-commercial speech, disparaging or criticizing in any way any other party to this Agreement, except to the extent specifically required by law, and then only after consultation with the other party. This provision shall survive the termination of this Agreement.

9.    Miscellaneous.

a.    Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable, such invalidity, illegality or unenforceability shall not affect any other provision, but this Agreement shall be reformed, construed and enforced to the minimum extent necessary to remove any portion of any such invalid, illegal or unenforceable provisions necessary to make the balance of such provision valid legal and enforceable.

b.    Failure to insist upon strict compliance with any of the terms, covenants or conditions hereof shall not be deemed a waiver of such term, covenant, or condition. A waiver of any provision of this Agreement must be made in writing, designated as a waiver, and signed by the party against whom its enforcement is sought. Any waiver or relinquishment of any right or power hereunder at any one or more times shall not be deemed a waiver or relinquishment of such right or power at any other time or times.

c.    This Agreement may be executed in two or more counterparts, including by facsimile, each of which shall be deemed an original and all of which shall constitute one and the same Agreement.

d.    The headings of sections in this Agreement are for convenience of reference only and are not intended to qualify the meaning of any section.

e.    This Agreement contains the entire agreement of the parties relating to the terms and conditions of the Service Provider’s engagement, and supersedes in its entirety any and all prior agreements, understandings or representations relating to the subject matter hereof.

f.    This Agreement shall be binding upon and inure to the benefit of the parties hereto, their heirs, personal representatives, successors and assigns. This Agreement will not be assigned by the Service Provider without the written consent of the Company. The Company may freely assign this Agreement and the Services, in whole or in part, to any of its affiliates or designees.

g.    No modifications of this Agreement shall be valid unless made in writing and signed by the parties hereto.

h.    This Agreement and the rights and obligations of the parties hereunder shall be governed by and construed and enforced in accordance with the laws of Singapore.

IN WITNESS WHEREOF, the undersigned parties have executed this Agreement as of the day and year first set forth above.

SIGNED by	)
for and on behalf of	)
GTH Corporate Services Limited	) /s/ Kim Chan
in the presence of:	)

SIGNED by	)
for and on behalf of	)
Kioni Holdings Limited	) /s/ Elvis Diao
in the presence of:	)